Exhibit 99.1

RAM Reinsurance Company Ltd.
Summary of Mortgage and CDO Exposure
UPDATE – August 29, 2007

As a reinsurer we report outstanding exposure on a one quarter lag, which is consistent with the reinsurance industry practice. However we closely monitor any credit changes on an ongoing basis through discussions with the primaries and rating agencies.

RAM Re Ratings

The RAM Re ratings shown in the tables below are based on the current ratings of the primaries and the rating agencies except for two HELOC exposures totaling approximately $3.5 million outstanding par, which were recently downgraded by the primaries. No CDO downgrades have occurred since the RAM Re ratings below were assigned to the CDOs.

CDO Tables Revised

This update contains revised CDO tables (see below) reflecting the reclassification of $195 million of CDOs from Investment Grade and High Yield Corporate to Multi-Sector. In addition, a new table is posted below which sets forth the profile of each of the MultiSector CDOs containing significant sub-prime collateral in RAM’s portfolio, which were closed since January 1, 2005.

Mortgage Securities Exposure

The following summarizes RAM Re’s exposure to mortgage securitizations and CDOs as of June 30, 2007.1 RAM Re generally follows the classifications for mortgage and CDO securities used by the primary insurers and reported to RAM Re.

The proportion of sub-prime mortgage securitizations assumed by RAM Re during the past two and one-half years is lower than in prior years, as shown in the following table and chart.

($MM)
	Pre-2002	2002	2003	2004	2005	2006	2007	Total OS
Sub-prime	$75.0	$16.4	$64.0	$41.2	$27.5	$47.7	$55.1	$326.9
Other Mortgage	$7.8	$18.2	$21.9	$165.2	$298.5	$497.9	$501.3	$1,510.9
International	$4.9	$44.6	$177.8	$87.8	$212.1	$115.1	$204.0	$846.3
	$87.8	$79.1	$263.8	$294.2	$538.1	$660.8	$760.4	$2,684.1

1 RAM Re reports outstanding exposures on a one-quarter lag basis.

The following table provides the break-down of RAM Re’s mortgage exposure outstanding as of June 30, 2007 and assumed since January 1, 2005 by product type and RAM Re Rating.1

Mortgage Securities Exposure
Net Par Outstanding as of June 30, 2007
Vintages 2005- Q2 2007

($MM)
	RAM Re Rating
	AAA / AA	A	BBB	Total
Prime 1sts	$70.5	$38.8	$1.4	$110.7
HELOCs	30.4	48.3	769.1	847.8
Closed-End Seconds	47.7	9.1	253.3	310.1
Alt A	29.2	0.0	0.0	29.2
Sub-prime	76.2	19.9	34.2	130.3
International	518.9	12.3	0.0	531.2
Total	$772.9	$128.5	$1,058.0	$1,959.3

The following table lists the top five largest issuers of US mortgage securities in RAM Re’s portfolio by RAM Re par outstanding and provides the outstanding par amount of HELOC, CES and sub-prime issued by each.

1 RAM Re Ratings are assigned by RAM Re and take into consideration the ratings assigned by the primaries and the rating agencies.

($MM)
	RAM Re's Top 5 US Mortgage Issuers
		Total	HELOC	CES	Subprime
	Issuer Name	OS Par	OS Par	OS Par	OS Par
1	Countrywide	$847.8	$557.8	$218.6	$56.0
2	Greenpoint	269.4	221.0	0.4	24.8
3	Residential Capital (GMAC-RFC)	115.9	28.7	34.8	52.4
4	IndyMac	68.9	42.6	26.4	-
5	Option One	44.4	-	-	5.6
		$1,346.5	$850.0	$280.1	$138.9

CDO Exposure

RAM Re also has exposure to sub-prime mortgage collateral in CDOs. RAM Re’s exposure to sub-prime mortgage collateral in CDOs is a sub-set of our CDOs backed by multi-sector (“MS”) collateral (see definition below). The following table sets forth the RAM Re Rating of the MS CDOs in our portfolio as of June 30, 2007.

($MM)
	Multi-Sector CDOs by RAM Re Rating

	RAM Re	Outsdg
	Rating	Par	Pct
	AAA	$1,336.2	99.8%
	AA	$2.2	0.2%
	BIG	$0.2	0.0%
	Total	$1,338.6	100.0%

As shown in the table above, nearly all of RAM Re’s multi-sector CDO exposure is triple A rated. A very small portion of the remainder is rated double-A, and very little is currently rated below investment grade.

The following table segregates RAM Re’s MS CDOs into four classifications: “HG,” which are high grade securities (rated single-A or higher), “CMBS,” which are commercial mortgage-backed securities, “Mez,” which are mezzanine securities (rated below single-A, primarily BBB) and CDO, which are CDOs backed by CDOs (or “CDO-squared”). The CDO-squared transactions are predominantly backed by CDOs backed by corporate loans or bonds.

($MM)
	Multi-Sector CDOs by Collateral Type [1]

	CDO	Outsdg
	Type	Par	Pct
	HG	$652.9	48.8%
	CMBS	433.6	32.4%
	Mez	71.0	5.3%
	CDO	181.1	13.5%
	Total	$1,338.6	100.0%

The vintage distribution, based on closing date of CDO issuance, of RAM Re’s MS CDOs is broken out by CDO Type in the table below:

($MM)
Multi-Sector CDOs by Vintage and Type

	CMBS	HG	Mez	CDO	Total
2000	-	-	0.2	-	0.2
2001	-	-	1.3	1.4	2.7
2002	0.5	6.3	21.8	-	28.6
2003	0.5	62.9	4.3	7.5	75.2
2004	43.6	-	43.3	76.5	163.5
2005	156.3	205.1	0.1	83.3	444.8
2006	232.6	332.5	-	12.4	577.5
2007	-	46.2	-	-	46.2
	433.6	652.9	71.0	181.1	1,338.6

The table on the following page provides a listing of RAM Re’s Multi-sector CDOs containing significant residential mortgage exposure and closed since January 1, 2005. The table lists each CDO transaction by vintage year and Multi-sector type and provides the proportion of the collateral that is RMBS (including sub-prime RMBS), sub-prime RMBS and CDO. Also shown is the AAA subordination level and the actual level of subordination below RAM Re. RAM Re’s exposure to CDO-squared transactions are not included in the table because they are primarily backed by CDOs backed by corporate loans or bonds.

1 Since our last posting on August 7, 2007, we re-classified $195 million of CDOs from Corporate to Multi-Sector. The reclassification includes $96.9 million of CDOs from High Yield and $98.1 from Investment Grade Corporate. These CDOs are classified as HG in the table above.

RAM Re Portfolio of Insured CDOs with Significant RMBS Exposure
Vintage 2005-2007 (1)

		Collateral
			Subprime	CDO of CDO	AAA	RAM Re
Year Insured	Insured Amount	RMBS	RMBS	Collateral	Subordination	Subordination
High Grade CDOs
2005	$50.0	78.8%	34.1%	19.7%	8.8%	20.0%
2005	$75.0	63.0%	29.0%	12.0%	4.5%	40.0%
2005	$80.1	66.0%	25.0%	13.0%	5.0%	8.0%
2006	$59.4	70.1%	16.2%	29.9%	6.1%	11.8%
2006	$100.0	65.6%	10.2%	25.0%	6.1%	11.4%
2006	$37.5	69.5%	11.8%	10.4%	7.0%	11.5%
2006	$9.5	76.3%	19.2%	23.7%	7.0%	14.0%
2006	$42.0	73.1%	8.8%	16.9%	2.7%	5.9%
2006	$22.3	54.3%	22.6%	28.6%	6.7%	15.0%
2006	$40.4	74.9%	10.1%	25.1%	5.0%	13.9%
2006	$21.4	72.6%	18.6%	27.4%	6.6%	20.0%
2007	$32.1	80.4%	14.4%	17.0%	2.8%	6.3%
2007	$14.1	70.4%	18.3%	29.6%	4.3%	15.0%
High Grade Total	$583.7
Weighted Average		69.3%	18.7%	20.1%	5.5%	15.5%

Mezzanine CDOs
2005	$0.1	47.9%	7.4%	6.8%	28.2%	50.1%
Mezzanine Total	$0.1
Weighted Average		47.9%	7.4%	6.8%	28.2%	50.1%

Overall Total	$583.9
Weighted Average		69.3%	18.7%	20.1%	5.5%	15.5%

(1) All CDOs closed with significant RMBS collateral since January 1, 2005 as of June 30, 2007 (reported with a one quarter lag).

As shown in the following table, RAM Re’s total CDO par exposure was $5.7 B as of June 30, 2007. The following table breaks down RAM Re’s total CDO exposure by type of CDO:

($MM)
	RAM Re CDO Exposure

	CDO	Outsdg
	Type	Par	Pct
	HY	$2,394.1	42.3%
	IG	1,674.5	29.6%
	MS	1,338.6	23.7%
	EM	122.4	2.2%
	DBL	124.8	2.2%
	Total	$5,654.4	100.0%

The definitions of the CDO types in the above table are as follows:

IG – Investment grade corporates

HY – Non-investment grade corporates, predominantly CLOs backed by corporate loans

MS – Multi-sector collateral, which may include MBS (including sub-prime), ABS, CDOs, CMBS and other asset-backed securities

EM – Emerging market sovereign debt obligations

DBL – “Double-Wrap” or “second-to-default” CDOs that are backed by collateral, but are wrapped by a financial guaranty company.

The distribution of RAM Re’s total outstanding CDO portfolio by RAM Re rating is as follows:

RAM Re	Outsdg
Rating	Par	Pct
AAA	$5,241.7	92.7%
AA	$329.4	5.8%
A	$65.5	1.2%
BBB	$11.2	0.2%
BIG	$6.8	0.1%
Total	$5,654.4	100.0%